Exhibit 99.1

December 8, 2016

Pingtan Marine Enterprise Announces

Upcoming Online Investor Conference on

Xueqiu.com (Snowball Company)

FUZHOU, China, Dec. 8, 2016 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its upcoming online investor conference on xueqiu.com, also known as Snowball Company, on Wednesday, December 14, 2016, starting at 1 PM Beijing Time/12 AM EST and archived thereafter.

The online conference format will consist of an introduction from management on the Company’s recent updates followed by a question and answer session. The language use for this online conference will be Mandarin. An English translated transcript of the call will be posted on the Company’s website once it becomes available.

Online Investor Conference Details

Wednesday, December 14, 2016, starting at 1 PM Beijing Time / 12 AM EST.

Online Conference Link:

https://xueqiu.com/talks/item/20122984

The online conference is free to online visitors with login registration to attend the live presentations and ask questions. Pre-registration is suggested to save time

About Xueqiu

Founded in March of 2010, Snowball Company owns the stock trading APP “Snowball” and the “Snowball” website xueqiu.com.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, Please refer to the risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtans most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753
ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.

Adam Prior, Senior Vice President

Tel: (212) 836-9606
aprior@equityny.com

In China

Katherine Yao, Senior Associate
Tel: +86 10 6587 6435

kyao@equityny.com

To view the original version on PR Newswire, visit:http://www.prnewswire.com/news-releases/pingtan-marine-enterprise-announces-upcoming-online-investor-conference-on-xueqiucom-snowball-company-300375274.html

SOURCE Pingtan Marine Enterprise Ltd.